Exhibit 1.1

EXECUTION COPY

Endo Pharmaceuticals Holdings Inc.

10,510,108 Shares
Common Stock
($.01 par value)

Underwriting Agreement

New York, New York
March 21, 2006

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY  10179

Ladies and Gentlemen:

The persons named in Schedule I hereto (the “Selling Stockholders”), propose to sell to Bear, Stearns & Co. Inc. (the “Underwriter”), 10,510,108 shares of Common Stock, $.01 par value (“Common Stock”), of Endo Pharmaceuticals Holdings Inc., a corporation organized under the laws of Delaware (the “Company”) (said shares to be sold by the Selling Stockholders being hereinafter called the “Securities”). The Securities include shares of Common Stock (collectively, the “Stock Option Shares”) to be acquired by certain Selling Stockholders identified in Schedule I hereto (the “Stock Option Selling Stockholders”) upon exercise of currently outstanding options to purchase Common Stock granted under the stock option plans of the Company and Endo Pharma LLC.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter has been acting solely as principal and is not the agent or fiduciary of the Company or its employees, (iii) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, and (iv) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Any reference herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 16 hereof.

1.                                       Representations and Warranties.

(i)                                     The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a)                                  The Company meets the requirements for use of Form S-3 under the Act and prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (file number 333-131115) on January 19, 2006 for registration under the Act of shares of Common Stock and the offering thereof from time to time in accordance with Rule 415. Such Registration Statement became effective upon filing. The Company has prepared the Preliminary Prospectus, which has previously been furnished to you. The Company will file with the Commission the Preliminary Prospectus and a final prospectus supplement relating to the Securities, in each case in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  The Disclosure Package and the name of the underwriter, the price to the public and the underwriting discount disclosed on the cover page of the Prospectus, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(g)                                 Each of the Company’s (a) Form 10-K, for the fiscal year ended December 31, 2005, (b) Information Statement for the 2005 annual meeting of shareholders pursuant to Section 14(c) of the Exchange Act, and (c) current reports on Form 8-K filed or furnished since December 31, 2005 (collectively, the documents listed in (a), (b) and (c) above are referred to as the “1934 Act Reports”) filed or furnished with the Commission pursuant to the Exchange Act at the time they were or hereafter are filed or furnished with the Commission complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when filed of furnished with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)                                 Each of the Company and Endo Pharmaceuticals Inc., a Delaware corporation (“Endo Pharmaceuticals”), EPI Company, a Delaware corporation (“EPI”), BML Pharmaceuticals, Inc., a Delaware corporation (“BML”) and Endo Pharma Canada Inc., a corporation organized under the laws of the province of New Brunswick, Canada (“Endo Canada”, together with Endo Pharmaceuticals, EPI and BML, the “Subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware or, with respect to Endo Canada, the province of New Brunswick, Canada, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing in any such other jurisdiction would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)                                     Other than the Subsidiaries, the Company has no subsidiaries and, except for the Company’s ownership interest in DURECT Corporation and U.S.

Dermatologics, Inc., does not own any shares of capital stock of or interests in any other Person.

(j)                                     All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package, all outstanding shares of capital stock of the Subsidiaries are owned by the Company directly free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k)                                  The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The Securities being sold hereunder by the Selling Stockholders have been duly and validly authorized, and are fully paid and nonassessable. The Securities being sold hereunder by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market. The certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)                                     There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Disclosure Package and the Prospectus under the headings “Risk Factors – Our ability to protect our proprietary technology, which is vital to our business, is uncertain”, “Business – Governmental Regulation”, “Business – Patents, Trademarks, Licenses and Proprietary Property”, “Business – Service Agreements”, “Business – Licenses and Collaboration Agreements”, “Business – Environmental Matters”, “Business – Legal Proceedings” and “Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Common Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(m)                               This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(n)                                 The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Prospectus.

(p)                                 Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties; except, in the case of clause (ii) or (iii), for any such conflict, breach, violation or imposition that would not have a Material Adverse Effect.

(q)                                 Except for those rights contained in the Registration Rights Agreement, dated as of July 17, 2000, as amended as of June 30, 2003, by and between the Company and Endo Pharma LLC (the “Registration Rights Agreement”), no holders of securities of the Company have rights to the registration of any such securities that have not been so registered.

(r)                                    The consolidated historical financial statements and schedules of the Company incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement fairly present, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein.

(s)                                  Except as set forth in the Disclosure Package, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, including, without limitation, the United States Food and Drug Administration (the “FDA”) and United States Drug Enforcement Agency (the “DEA”), involving the Company or any of the Subsidiaries or its or their respective properties is pending or, to the best knowledge of the Company, threatened that (i) could have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could have a Material Adverse Effect.

(t)                                    The Company and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(u)                                 Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) except as set forth in the Disclosure Package, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties; except, in the case of clause (ii) or (iii), for any such violation or default that would not have a Material Adverse Effect.

(v)                                 Deloitte & Touche LLP, who has certified certain financial statements of the Company, and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Prospectus, are independent public accountants with respect to the Company, within the meaning of the Act and the applicable published rules and regulations thereunder.

(w)                               Except for the New York State transfer tax, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Securities hereunder.

(x)                                   Each of the Company and the Subsidiaries has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(y)                                 No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect.

(z)                                   The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and the Company and each such Subsidiary believes that it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package.

(aa)                            Except as set forth in the Disclosure Package, (A) the Company and the Subsidiaries possess all permits, licenses, provider numbers, certificates, approvals, consents, orders, certifications and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign regulatory agencies or bodies, including without limitation, the FDA and the DEA, necessary to conduct the business now operated by the Company and the Subsidiaries except where the failure to possess such Governmental Licenses or to make such declarations and filings would not result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually and in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and (B) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb)                          The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)                            The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

(dd)                          Except as set forth in the Disclosure Package, the Company, the Subsidiaries and each of the research and development, manufacturing and other facilities leased or operated by them (there being no such facilities owned by the Company and the Subsidiaries) (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to liabilities and costs associated with compliance by them with Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liabilities or costs would not, individually and in the aggregate, have a Material Adverse Effect. Neither the Company, the Subsidiaries nor any such facility has received notice that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, in any proceeding currently pending.

(ee)                            Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any Subsidiary has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ff)                                The Company and the Subsidiaries own, have rights under, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business as now conducted; and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(gg)                          Neither the Company nor any of the Subsidiaries have failed to file with applicable regulatory authorities (including, but not limited to, the FDA and DEA) any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file or to be so in compliance would not, individually and in the aggregate, have a Material Adverse Effect. No deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually and in the aggregate, have a Material Adverse Effect.

(hh)                          The Company has established a compliance program (including a written compliance policy) to assist the Company and the Subsidiaries and their respective directors, officers and employees in complying with applicable regulatory agency guidelines (including, without limitation, those regulations and guidelines published by FDA and DEA), and to provide compliance policies governing applicable areas for pharmaceutical companies.

(ii)                                  Except as disclosed in the Disclosure Package, the Company and the Subsidiaries do not have any material lending or other relationship with any bank or lending affiliate of the Underwriter.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

(ii)                                  Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(a)                                  Such Selling Stockholder is, or, in the case of any Stock Option Selling Stockholder, immediately prior to the Closing Date, will be, the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date, will have, or will have required the attorney-in-fact to duly endorse, such Securities in blank, and, assuming that the Underwriter acquires its interest in the Securities from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (“UCC”)), the Underwriter, having purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein and, having had such Securities credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Securities.

(b)                                 Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)                                  Certificates in negotiable form for such Selling Stockholder’s Securities have been, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date, will have been, placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the forms heretofore furnished to you (each a “Custody Agreement”) with American Stock Transfer & Trust Company as Custodian (the “Custodian”); the Securities represented by the certificates so held or to be held, as the case may be, in custody for each Selling Stockholder are or will be, as the case may be, subject to the interests hereunder of the Underwriter; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder, or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)                                 To the best knowledge of such Selling Stockholder, no consent, approval, authorization or order of any court or governmental agency or body is required for consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals as have been obtained.

(e)                                  To the best knowledge of such Selling Stockholder, neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or other organizational documents, in each case if applicable, of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if applicable) is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries (if applicable) of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries (if applicable).

(f)                                    In respect of any statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes to the Underwriter under paragraph (i)(b) of this Section; such Selling Stockholder does not possess any material non-public information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package. The Underwriter acknowledges and agrees that, for all purposes of this Agreement, the only information furnished to the Company by or on behalf of any Selling Stockholder specifically for use in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto are the statements pertaining to the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder under the caption “Principal and Selling Stockholders.”

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

2.                                       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $31.65 per share, the Securities.

3.                                       Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, at 4 Times Square, New York, New York 10036 (“Skadden Offices”) at 10:00 AM, New York City time, on March 27, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Company and the Selling Stockholders (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to an account of the Custodian established for the Selling Stockholders, or to such account or accounts as the Selling Stockholders, the Company and the Underwriter may mutually agree. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from the Selling Stockholders, and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

4.                                       Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                       Agreements. (i)  The Company agrees with the Underwriter that:

(a)                                  Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Prospectus or the Preliminary Prospectus) to the Basic Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company will cause the Preliminary Prospectus and the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Preliminary Prospectus and the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package, if prior to the availability of the Prospectus, or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with delivery or use of the Prospectus, the Company promptly will (1) notify the Underwriter of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (4) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request in writing; provided that in case the Underwriter is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the Execution Time, any preparation and delivery of any amended or supplemented Prospectus shall be at the expense of the Underwriter.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act (it being understood that such delivery requirements shall be deemed to have been satisfied by the Company’s compliance with the reporting requirements pursuant to the Exchange Act).

(e)                                  The Company will furnish to the Underwriter and counsel for the Underwriter four signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or any dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request in writing.

(f)                                    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may reasonably designate in writing and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                 The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto, if any. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement, provided, however, that the Company and Endo Pharma LLC may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company or Endo Pharma LLC in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)                                     The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

(j)                                     The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or other Free Writing Prospectus that is included in the Disclosure Package, if any, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or other Free Writing Prospectus that is included in the Disclosure Package, if any, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders (as among the Selling Stockholders, as may be determined by Endo Pharma LLC); and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder (as among the Selling Stockholders, as may be determined by Endo Pharma LLC).

(ii)                                  Each Selling Stockholder, severally and not jointly, agrees with the Underwriter that:

(a)                                  Such Selling Stockholder will not, without the prior written consent of the Underwriter offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, other than Securities to be sold by such Selling Stockholder hereunder; subject to the limited exceptions described in the lock-up letter to be executed by such Selling Stockholder.

(b)                                 Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)                                  Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so as long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus relating to such Selling Stockholder.

6.                                       Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                  Each of the Preliminary Prospectus, the Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Underwriter its opinions, dated the Closing Date and addressed to the Underwriter, substantially in the forms attached hereto as Exhibits B and C, and Caroline B. Manogue, General Counsel of the Company, to have furnished to the Underwriter her opinion, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit D.

(c)                                  The Company shall have requested and caused (i) Wiley Rein & Fielding, special regulatory counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit E and (ii) (A) Hedman & Costigan P.C., and (B) Dilworth & Barrese LLP, special intellectual property counsels for BML and the Company, respectively, to have furnished to the Underwriter their opinions, each dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit F.

(d)                                 The Selling Stockholders shall have requested and caused James J. Connors II, Esq., Kleinberg, Kaplan, Wolff & Cohen and Skadden, Arps, Slate, Meagher & Flom LLP and such other counsel to the Selling Stockholders as are reasonably acceptable to the Underwriter, to have furnished to the Underwriter their respective opinions dated the Closing Date and addressed to the Underwriter, covering the matters specified in Exhibit G.

(e)                                  The Underwriter shall have received from Debevoise & Plimpton LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                    The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(g)                                 The Selling Stockholders shall have furnished to the Underwriter a certificate, signed on behalf of the Selling Stockholders and delivered pursuant to the Custody Agreement, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date.

(h)                                 The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriter a letter, at the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriter and which should cover, among other customary matters, the Preliminary Prospectus as filed pursuant to Rule 424(b) prior to the Execution Time (including the documents incorporated by reference therein).

(i)                                     Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j)                                     Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, customary closing and secretary certificates and documents as the Underwriter may reasonably request, including, without limitation, Forms W-8 or W-9, as required, from the Selling Stockholders.

(k)                                  The Securities shall have been duly approved for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(l)                                     As soon as practicable following the Execution Time and prior to the Closing Date, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from Endo Pharma LLC and each executive officer and director of the Company, addressed to the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the Skadden Offices on the Closing Date.

7.                                       Reimbursement of the Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses

(including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                       Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Selling Stockholder, severally agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Selling Stockholder may otherwise have.

(c)                                  The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the indemnity in Section 8(a) above. This indemnity agreement will be in addition to the liability which the Underwriter may otherwise have. The Company and each of the Selling Stockholders acknowledge that the following statements constitute the only information furnished in writing by the Underwriter for inclusion in the documents referred to in the indemnity in Section 8(a) above: the last paragraph on the cover page of the final prospectus supplement regarding delivery of the

Securities, the name of the -Underwriter set forth on the cover page thereof and, under the heading “Underwriting,” the sentence related to concessions and the paragraphs related to short sales, stabilization and syndicate covering transactions.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders on the one hand shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, and benefits received by the Underwriter on the other shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e). Notwithstanding the foregoing, no Selling Stockholder shall be obligated to make contributions hereunder which in the aggregate exceed the amount for which such Selling Stockholder would have been liable pursuant to paragraph (b), as limited by paragraph (f), of this Section 8 had indemnification been available thereunder.

(f)                                    The liability of each Selling Stockholder under such Selling Stockholders’ representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price, net of underwriting discounts, of the Securities sold by such Selling Stockholder to the Underwriter.

9.                                       Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter by notice given to the Company by the Underwriter, prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

10.                                 Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.                                 Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Syndicate Desk, and copied to Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY, 10022, Attention: Peter J. Loughran, Esq., or, if sent to the Company, will be mailed, delivered or telefaxed to Endo Pharmaceuticals Holdings Inc. (fax no.: (610) 558-9682) and confirmed to the General Counsel, Endo Pharmaceuticals Holdings Inc. at 100 Endo Boulevard, Chadds Ford, PA 19317, Attention: Caroline B. Manogue, Esq., and copied to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, Attention: Stacey J. Kanter, Esq., or if sent to the Selling Stockholders, will be mailed delivered, or telefaxed to Kelso & Company (fax no.: (212) 233-2379) and confirmed to the General Counsel, Kelso & Company at 320 Park Avenue, 24th Floor, New York, NY 10022, Attention: James J. Connors II, Esq. and to Caroline B. Manogue, Esq., 100 Endo Boulevard, Chadds Ford, PA 19317.

12.                                 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors,

employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.                                 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14.                                 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.                                 Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16.                                 Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the basic prospectus, dated March 21, 2006, relating to the Registration Statement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective in accordance with the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date (which shall be the date of the Prospectus) and time that this Agreement is executed and delivered by the parties hereto, which shall be deemed to be 6:00 p.m. (NYC time) on the date hereof.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement, dated March 21, 2006, to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to the Execution Time, together with the Basic Prospectus.

“Prospectus” shall mean the final prospectus supplement, dated March 21, 2006, relating to the Securities, as filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

17.                                 Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

Endo Pharmaceuticals Holdings Inc.

By:	/s/ Peter A. Lankau
Name: Peter A. Lankau
Title: President and Chief Executive
Officer

Endo Pharma LLC

By:	/s/ Jeffrey R. Black
Name: Jeffrey R. Black
Title: Chief Financial Officer

Attorney-in-Fact acting on behalf of the Selling Stockholders, other than Endo Pharma LLC

By:	/s/ Jeffery R. Black
As Attorney-in-Fact acting on behalf
of the Selling Stockholders other
than Endo Pharma LLC named in Schedule I
hereto and for himself or herself

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	Bear, Stearns & Co. Inc.

By:	/s/ Steven Parish
Name: Steven Parish
Title: Senior Managing Director

SCHEDULE I

Name of Selling Stockholder	Number of Securities Being Sold
Endo Pharma LLC	7,012,791
Ammon, Carol A.*	1,246,962
Clingen, Brian T.	3,750
Roger H. Kimmel, A. MacDonald Caputo, Michael Hyatt and Edward Shapoff, Trustees u/w/o Inez L. Kimmel	70,000
Lee, David A.H. *	468,686
MacDonald, Mariann T.*	1,685,419
Mitchell, Michael W.	7,500
Van Beuren Capital, L.L.C.	15,000

*                                         Stock Option Selling Stockholders.

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None